Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 25, 2014 relating to the financial statements of Relmada Therapeutics, Inc. as of December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012, and for the period from May 24, 2004 (inception) to December 31, 2013. We also consent to the reference to our firm under the heading "Experts" appearing therein.

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

June 27, 2014